Exhibit 10.4

AMENDMENT

TO

10% SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT
AND EVERY

10% SENIOR SECURED CONVERTIBLE NOTE

DUE AUGUST 15, 2018 ISSUED THEREUNDER

MoSys, Inc., a Delaware corporation (the “Company”), Ingalls & Snyder LLC as agent (“Purchasers’ Agent”) for all Purchasers of Notes pursuant to the 10% Senior Secured Convertible Note Purchase Agreement dated as of March 14, 2016 (the “Agreement”), and Ingalls & Snyder Value Partners, LP, the Holder of the Majority-in-Interest of the Notes agree to amend the Agreement and the Notes as provided in this instrument (this “Amendment”).

Pursuant to Sections 11.1 and 12.4 of the Agreement, this Amendment is signed by Purchasers’ Agent for and on behalf of all Purchasers and Holders of Notes, and is effective and binding on all Purchasers and Holders as of February 18, 2018.

All capitalized terms defined in the Purchase Agreement have the same meanings when used in this Amendment.

A. The following provisions of the Agreement and/or the Notes are amended as of February 18, 2018 to read as set forth below:

Under DEFINITIONS, Section 1 of the Agreement,

1.20 “Maturity Date” means August 15, 2019;

Under PURCHASE AND SALE OF NOTES, Section 2 of the Agreement,

2.8(b) Notwithstanding the foregoing, the Company, at its sole option, may pay interest due on each of August 15, 2016, February 15, 2017, August 15, 2017, February 15, 2018, August 15, 2018, and/or February 15, 2019 through the issuance of the new Notes in the principal amount of the interest due to the Holders, if there is no pending Event of Default as of such interest payment date. The Company shall notify the Purchasers’ Agent and the Holders of any election pursuant to this Section 2.8(b) at least 15 days prior to the related interest payment date. Any election by the Company pursuant to this Section 2.8(b) shall apply to all Notes outstanding as of the related interest payment date, other than Notes as to which the Holder has submitted a Fundamental Change Repurchase Right Notice prior to the date the Company sends a notice pursuant to this Section 2.8(b). The Company may elect to convert interest accrued subsequent to February 15, 2019 upon notice to the Purchasers’ Agent and the Holders who have elected to convert the entire amount of their Note(s) then outstanding into Shares pursuant to Section 4.;

Under REPURCHASE UPON A FUNDAMENTAL CHANGE, Section 3 of the Agreement,

3.1(a)  Subject to the satisfaction of the requirements of this Section 3.1, if a Fundamental Change occurs at any time prior to the Maturity Date, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change described in Section 3.1(c), have the right to require the Company to repurchase any or all of such Holder’s Notes for cash in an amount equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to (but not including) the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).;

Under CONVERSION, Section 4 of the Agreement,

4.6(a) is deleted and replaced with “Reserved.”;

Under INTEREST, Paragraph 1 of each of the Notes,

The first sentence is restated to say, “MoSys, Inc., a Delaware corporation (the ‘Company,’ which term shall include any successor under the Purchase Agreement hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of eight percent (8%) per annum from and after February 15, 2018.”;

Under REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE of each of the Notes,

A. Subject to the terms and conditions of the Purchase Agreement, if a Fundamental Change occurs at any time prior to the Maturity Date, the Holder will, upon receipt of the notice of the occurrence of a Fundamental Change, have the right to require the Company to repurchase any or all of such Holder’s Notes for cash in an amount equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to (but not including) the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after an interest payment record date and on or prior to the corresponding interest payment date, in which case the Fundamental Change Repurchase Price will include the full amount of accrued and unpaid interest payable on such interest payment date to the Holder of record at the close of business on the corresponding interest payment record date. Subject to Section 3.1 of the Purchase Agreement, on or before the 10th Business Day prior to the effective date of a Fundamental Change, or as soon as practicable after the occurrence of a Fundamental Change described in Section 1.11(c) of the Purchase Agreement, the Company will provide to the Holder and Purchasers’ Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. To exercise the repurchase right, the Holder must deliver a Repurchase Exercise Notice duly completed to the Company as described in the Purchase Agreement.; and

2

Under OPTIONAL CONVERSION, Paragraph 7 of each of the Notes,

A. The Holder, at the Holder’s sole option, may convert the principal amount of this Note (or any portion thereof equal to $100,000 or any integral multiple of $100,000 in excess thereof) into Shares, and/or such other consideration as provided in Section 4 of the Purchase Agreement, at any time prior to the close of business on the last Business Day prior to the Maturity Date, at the Applicable Conversion Price (which is the Conversion Price as adjusted from time to time in accordance with the Purchase Agreement) in effect on the Conversion Date; provided, however, that if such Note is submitted or presented for purchase pursuant to Section 3.1 of the Purchase Agreement, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Note, or such earlier date as the Holder presents such Note for repurchase (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, as the case may be, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased as the case may be). The Conversion Price is $4.25 per Share, and the Conversion Rate is one Share per $4.25 principal amount of Note. The Conversion Price and the Conversion Rate are subject to adjustment as provided in the Purchase Agreement. All accrued and unpaid interest on the Note through the Business Day immediately preceding the Conversion Date shall be paid in accordance with Paragraph 2, provided that if the Company elected to pay the interest with the issuance of a new Note thereof, the full amount thereof shall be converted into additional Shares as Note principal. Upon surrender of this Note for conversion and timely delivery to the Company of the Holder’s conversion notice (which may be submitted on Holder’s behalf by Purchaser’s Agent), the Company will issue, or will cause its transfer agent to issue, the Shares to the Holder on the requested Conversion Date. No fractional Shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date. The Shares when issued may be represented by book entry, or by certificates if so requested by Holder.

B. The Company may repay principal owed under the Notes, in whole or in part, at any time after February 15, 2018.

C. All provisions of the Agreement and the Notes shall remain in effect as written, except as modified by this Amendment. The provisions of Section 12 of the Agreement (12.1-12.10) are incorporated by reference into this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

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COMPANY:	MOSYS, INC.

By:
Name:
Title:

PURCHASERS’ AGENT:	INGALLS & SNYDER LLC

By:
Name:
Title:

HOLDER(S) OF A MAJORITY-IN-INTEREST OF THE NOTES	Per attached counterpart Holder signature page(s)

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MoSys, Inc.

Amendment to 10% Senior Secured Convertible Note Purchase Agreement

And every 10% Senior Secured Convertible Note

Due August 15, 2018 Issued Thereunder

The undersigned Holder(s) of a Majority-in-Interest of the Notes hereby execute(s) this Amendment as of the Effective Date specified therein and agree(s) to be bound by the same.

Instructions: Please sign where indicated below and complete the information requested as the bottom of the page regarding your investment.

(Individual Holders sign below)	(Entities sign below)

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